Exhibit 99.1

Battalion Oil Corporation Announces Fourth Quarter 2025 Financial and Operating Results

HOUSTON, TEXAS – March 23, 2026 – Battalion Oil Corporation (NYSE American: BATL, “Battalion” or the “Company”) today announced financial and operating results for the fourth quarter of 2025.

Key Highlights

●	Generated full-year sales volumes of 12,096 barrels of oil equivalent per day (“Boe/d”) (51% oil)
●	Year-end 2025 proved reserves of approximately 59.7 million barrels of oil equivalent (“MMBoe”) with a standardized measure of discounted future net cash flows of approximately $343.5 million at SEC price deck ($66.01 WTI Oil, $3.39 HH Gas)
●	Terminated GTA with AGI Facility; entered into a long-term agreement with large-cap midstream provider – achieved record throughput
●	Production from core Monument Draw asset has increased by ~30% since early December 2025 with minimal capital investment due to increased gas treating capacity and reliability
●	Completed the sale of our West Quito assets in February 2026 for net proceeds of $60.1 million (6.0 MMBoe, or approximately 10%, of our proved reserves at December 31, 2025)
●	Prepaid $40.0 million in term loan debt during February 2026
●	Closed a securities purchase agreement with an institutional investor to sell shares of common stock and warrants for gross proceeds of $15.0 million in March 2026
●	Closed an acquisition of neighboring oil and gas assets, comprising 7,090 net acres, in Ward County in an all-stock transaction, subject to customary post-closing adjustments in March 2026

Management Comments

The Company has made significant progress both operationally and strategically. Gathering and general and administrative expenses have been reduced on a $/Boe basis. The termination of the gas treating agreement (“GTA”) and subsequent negotiation of a new long-term treating agreement allowed for curtailed volumes to be brought online and have resulted in substantial enhanced production reliability. The sale of common stock in the private placement and recent acquisition of contiguous acreage and production using Company common stock as consideration displays the future growth potential of the Company.

“We are excited to have successfully completed the divestiture of our West Quito assets and for entry into the securities purchase agreement, both of which resulted in significant additional capital. The all-stock acquisition of oil and gas assets in Ward County allows us to consolidate our contiguous acreage in Monument Draw and better positions us to maximize returns from our holdings, especially now that we have a reliable, long-term gas treating arrangement in the area,” said Matt Steele, Chief Executive Officer of Battalion.

Results of Operations

Average daily net production and total operating revenue during the fourth quarter of 2025 were 11,207 Boe/d (48% oil) and $32.3 million, respectively, as compared to production and revenue of 12,750 Boe/d

(55% oil) and $49.7 million, respectively, during the fourth quarter of 2024. The decrease in revenues in the fourth quarter of 2025 as compared to the fourth quarter of 2024 is primarily attributable to an $11.54 decrease per Boe in average realized prices (excluding the impact of hedges) as well as an approximate 1,543 Boe/d decrease in average daily production. Ceased operations at the AGI Facility and related curtailments resulted in a decrease in average daily production of approximately 4,300 Boe/d for the fourth quarter of 2025. This temporary curtailment has ended and production has resumed under our new long-term treating agreement. Excluding the impact of hedges, Battalion realized approximately 97% of the average NYMEX oil price during the fourth quarter of 2025. Realized hedge gains totaled approximately $9.9 million during the fourth quarter of 2025.

Lease operating and workover expense was $12.86 per Boe in the fourth quarter of 2025 versus $11.26 per Boe in the fourth quarter of 2024. The increase in lease operating and workover expense per Boe year-over-year is primarily the result of increased repairs and maintenance expenses and higher power costs combined with decreased production. Gathering and other expenses were $10.27 per Boe in the fourth quarter of 2025 versus $10.45 per Boe in the fourth quarter of 2024. The decrease in gathering and other expenses per Boe is primarily related to progress made during 2025 at the central production facilities yielding lower labor and repair costs as well as increased throughput combined with favorable rates for treatment at alternative facilities once the AGI Facility ceased operations. General and administrative expenses were $4.42 per Boe in the fourth quarter of 2025 compared to $6.04 per Boe in the fourth quarter of 2024. The decrease in general and administrative expenses for the fourth quarter of 2025 is primarily due to lower merger and refinancing costs. Excluding non-recurring charges, general and administrative expenses would have been $2.84 per Boe in the fourth quarter of 2025 compared to $3.21 per Boe in the fourth quarter of 2024.

For the fourth quarter of 2025, the Company reported a net loss available to common stockholders of $12.5 million and a net loss of $0.76 per share available to common stockholders. After adjusting for selected items, the Company reported an adjusted diluted net loss available to common stockholders for the fourth quarter of 2025 of $19.2 million or an adjusted diluted net loss of $1.16 per common share (see Reconciliation for additional information). Adjusted EBITDA during the quarter ended December 31, 2025 was $13.4 million as compared to $18.0 million during the quarter ended December 31, 2024 (see Adjusted EBITDA Reconciliation table for additional information).

Liquidity and Balance Sheet

As of December 31, 2025, the Company had $208.1 million of term loan indebtedness outstanding and total liquidity made up of cash and cash equivalents of $28.0 million.

On February 24, 2026, we entered into the Third Amendment to our 2024 Amended Term Loan Agreement whereby the lenders consented to the transactions contemplated by the West Quito Divestiture sale agreement and we were required, upon receipt of the net cash proceeds from the West Quito Divestiture, to prepay the outstanding principal amount of the 2024 Amended Term Loan Agreement borrowings in an aggregate amount equal to $40.0 million. We may retain the remaining net cash proceeds received from the West Quito Divestiture, subject to certain reinvestment requirements, set forth in the Third Amendment.

For additional details on liquidity, financial position, and recent developments, please refer to Business, Risk Factors and Management’s Discussion and Analysis included in Battalion’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements. Forward-looking statements include, among others, statements about anticipated production, liquidity, capital spending, drilling and completion plans, and forward guidance. Forward-looking statements may often, but not always, be identified by the use of such words such as "expects", "believes", "intends", "anticipates", "plans", "estimates", “projects,” "potential", "possible", or "probable" or statements that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved. Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC's website at www.sec.gov or through the Company's website at www.battalionoil.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company's expectations.

About Battalion

Battalion Oil Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

Contact

Matthew B. Steele

Chief Executive Officer & Principal Financial Officer

832-538-0300

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2025	2024	2025	2024

Operating revenues:
Oil, natural gas and natural gas liquids sales:
Oil	$28,635	$43,934	$142,951	$174,607
Natural gas	(946)	447	3,665	(2,213)
Natural gas liquids	3,926	5,118	18,346	20,822
Total oil, natural gas and natural gas liquids sales	31,615	49,499	164,962	193,216
Other	659	154	1,081	677
Total operating revenues	32,274	49,653	166,043	193,893

Operating expenses:
Production:
Lease operating	11,387	11,082	44,804	45,275
Workover and other	1,873	2,127	6,454	5,215
Taxes other than income	1,898	2,366	9,842	11,238
Gathering and other	10,585	12,263	43,742	54,117
General and administrative	4,557	7,091	14,622	18,356
Depletion, depreciation and accretion	11,603	14,155	52,144	52,926
Asset impairment	1,072	18,511	1,072	18,511
Total operating expenses	42,975	67,595	172,680	205,638
Loss from operations	(10,701)	(17,942)	(6,637)	(11,745)

Other income (expenses):
Net (loss) gain on derivative contracts	19,233	(1,624)	45,263	2,308
Interest expense and other	(6,737)	4,853	(26,747)	(14,956)
Loss on extinguishment of debt	—	(7,489)	—	(7,489)
Total other income (expenses)	12,496	(4,260)	18,516	(20,137)
(Loss) income before income taxes	1,795	(22,202)	11,879	(31,882)
Income tax benefit (provision)	—	—	—	—
Net income (loss)	$1,795	$(22,202)	$11,879	$(31,882)
Preferred dividends	(14,337)	(8,679)	(48,706)	(32,219)
Net loss income available to common stockholders	$(12,542)	$(30,881)	$(36,827)	$(64,101)

Net loss income per share of common stock:
Basic	$(0.76)	$(1.88)	$(2.24)	$(3.90)
Diluted	$(0.76)	$(1.88)	$(2.24)	$(3.90)
Weighted average common shares outstanding:
Basic	16,457	16,457	16,457	16,457
Diluted	16,457	16,457	16,457	16,457

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share amounts)

	December 31, 2025	December 31, 2024
Current assets:
Cash and cash equivalents	$27,965	$19,712
Accounts receivable, net	12,071	26,298
Assets from derivative contracts	16,145	6,969
Restricted cash	91	91
Prepaids and other	892	982
Total current assets	57,164	54,052
Oil and natural gas properties (full cost method):
Evaluated	890,050	816,186
Unevaluated	48,025	49,091
Gross oil and natural gas properties	938,075	865,277
Less - accumulated depletion	(547,982)	(497,272)
Net oil and natural gas properties	390,093	368,005
Other operating property and equipment:
Other operating property and equipment	4,678	4,663
Less - accumulated depreciation	(2,807)	(2,455)
Net other operating property and equipment	1,871	2,208
Other noncurrent assets:
Assets from derivative contracts	7,350	4,052
Operating lease right of use assets	840	453
Other assets	3,360	2,278
Total assets	$460,678	$431,048

Current liabilities:
Accounts payable and accrued liabilities	$39,734	$52,682
Liabilities from derivative contracts	633	12,330
Current portion of long-term debt	22,510	12,246
Operating lease liabilities	764	406
Total current liabilities	63,641	77,664
Long-term debt, net	180,955	145,535
Other noncurrent liabilities:
Liabilities from derivative contracts	1,692	6,954
Asset retirement obligations	20,837	19,156
Operating lease liabilities	104	84
Other	—	—
Commitments and contingencies
Temporary equity:
Redeemable convertible preferred stock: 138,000 shares	226,241	177,535
of $0.0001 par value authorized, issued and outstanding as of
December 31, 2025 and 2024
Stockholders' (deficit) equity:
Common stock: 100,000,000 shares of $0.0001 par value authorized;
16,456,563 shares issued and outstanding as of December 31, 2025
and 2024	2	2
Additional paid-in capital	240,202	288,993
Accumulated deficit	(272,996)	(284,875)
Total stockholders' (deficit) equity	(32,792)	4,120
Total liabilities, temporary equity and stockholders' (deficit) equity	$460,678	$431,048

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2025	2024	2025	2024
Cash flows from operating activities:
Net income (loss)	$1,795	$(22,202)	$11,879	$(31,882)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depletion, depreciation and accretion	11,603	14,155	52,144	52,926
Asset impairment	1,072	18,511	1,072	18,511
Stock-based compensation, net	—	12	(109)	152
Unrealized gain on derivative contracts	(9,313)	1,648	(29,433)	(11,116)
Amortization/accretion of financing related costs	389	1,469	1,569	6,418
Loss on extinguishment of debt	—	7,489	—	7,489
Accrued settlements on derivative contracts	(1,909)	1,505	(1,833)	403
Change in fair value of embedded derivative liability	—	(761)	—	(2,084)
Other expense	165	46	358	324
Cash flow from operations before changes in working capital	3,802	21,872	35,647	41,141
Changes in working capital	(15,621)	(15,186)	3,443	(5,786)
Net cash (used in) provided by operating activities	(11,819)	6,686	39,090	35,355

Cash flows from investing activities:
Oil and natural gas capital expenditures	(4,983)	(12,847)	(74,556)	(64,625)
Proceeds received from sales of oil and natural gas assets	—	—	—	7,015
Acquisition of oil and natural gas properties	—	—	—	(47)
Other operating property and equipment capital expenditures	(1)	(4)	(15)	(23)
Contract asset	—	—	—	(7,737)
Other	(5)	(6)	(380)	(26)
Net cash used in investing activities	(4,989)	(12,857)	(74,951)	(65,443)

Cash flows from financing activities:
Proceeds from borrowings	—	162,000	63,000	162,000
Repayments of borrowings	(5,642)	(147,726)	(16,971)	(200,109)
Payment of deferred financing costs	(40)	(8,225)	(1,915)	(8,400)
Proceeds from issuance of preferred stock	—	—	—	38,781
Merger deposit	—	(10,000)	—	—
Net cash (used in) provided by financing activities	(5,682)	(3,951)	44,114	(7,728)

Net (decrease) increase in cash, cash equivalents and restricted cash	(22,490)	(10,122)	8,253	(37,816)

Cash, cash equivalents and restricted cash at beginning of period	50,546	29,925	19,803	57,619
Cash, cash equivalents and restricted cash at end of period	$28,056	$19,803	$28,056	$19,803

BATTALION OIL CORPORATION

SELECTED OPERATING DATA (Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024

Production volumes:
Crude oil (MBbls)	499	643	2,251	2,363
Natural gas (MMcf)	1,739	1,861	7,452	7,814
Natural gas liquids (MBbls)	242	220	922	971
Total (MBoe)	1,031	1,173	4,415	4,636
Average daily production (Boe/d)	11,207	12,750	12,096	12,667

Average prices:
Crude oil (per Bbl)	$57.38	$68.33	$63.51	$73.89
Natural gas (per Mcf)	(0.54)	0.24	0.49	(0.28)
Natural gas liquids (per Bbl)	16.22	23.26	19.90	21.44
Total per Boe	30.66	42.20	37.36	41.68

Cash effect of derivative contracts:
Crude oil (per Bbl)	$3.60	$(8.99)	$(0.31)	$(11.32)
Natural gas (per Mcf)	4.67	3.12	2.22	2.30
Natural gas liquids (per Bbl)	—	—	—	—
Total per Boe	9.62	0.02	3.59	(1.90)

Average prices computed after cash effect of settlement of derivative contracts:
Crude oil (per Bbl)	$60.98	$59.34	$63.20	$62.57
Natural gas (per Mcf)	4.13	3.36	2.71	2.02
Natural gas liquids (per Bbl)	16.22	23.26	19.90	21.44
Total per Boe	40.28	42.22	40.95	39.78

Average cost per Boe:
Production:
Lease operating	$11.04	$9.45	$10.15	$9.77
Workover and other	1.82	1.81	1.46	1.12
Taxes other than income	1.84	2.02	2.23	2.42
Gathering and other	10.27	10.45	9.91	11.67
General and administrative, as adjusted (1)	2.84	3.21	2.58	2.72
Depletion	10.98	11.71	11.49	11.06

(1) Represents general and administrative costs per Boe, adjusted for items noted in the reconciliation below:

General and administrative:
General and administrative, as reported	$4.42	$6.04	$3.31	$3.96
Stock-based compensation:
Non-cash	—	(0.01)	(0.01)	(0.03)
Non-recurring (charges) credits and other:
Cash	(1.58)	(2.82)	(0.72)	(1.21)
General and administrative, as adjusted(2)	$2.84	$3.21	$2.58	$2.72
Total operating costs, as reported	$29.39	$29.77	$27.06	$28.94
Total adjusting items	(1.58)	(2.83)	(0.73)	(1.24)
Total operating costs, as adjusted(3)	$27.81	$26.94	$26.33	$27.70

(2)	General and administrative, as adjusted, is a non-GAAP measure that excludes non-cash stock-based compensation charges relating to equity awards under our incentive stock plan, as well as other cash charges associated with non-recurring charges and other. The Company believes that it is useful to understand the effects that these charges have on general and administrative expenses and total operating costs and that exclusion of such charges is useful for comparison to prior periods.
(3)	Represents lease operating expense, workover and other expense, taxes other than income, gathering and other expense and general and administrative costs per Boe, adjusted for items noted in the reconciliation above.

BATTALION OIL CORPORATION

RECONCILIATION (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2025	2024	2025	2024
As Reported:
Net loss income available to common stockholders - diluted (1)	$(12,542)	$(30,881)	$(36,827)	$(64,101)

Impact of Selected Items:
Unrealized (gain) loss on derivatives contracts:
Crude oil	$(10,768)	$96	$(32,253)	$(10,371)
Natural gas	1,455	1,552	2,820	(745)
Total mark-to-market non-cash charge	(9,313)	1,648	(29,433)	(11,116)
Asset impairment	1,072	18,511	1,072	18,511
Loss on extinguishment of debt	—	7,489	—	7,489
Change in fair value of embedded derivative liability	—	(761)	—	(2,084)
Non-recurring charges	1,631	3,310	3,177	5,609
Selected items, before income taxes	(6,610)	30,197	(25,184)	18,409
Income tax effect of selected items	—	—	—	—
Selected items, net of tax	$(6,610)	$30,197	$(25,184)	$18,409

Net loss available to common stockholders, as adjusted (2)	$(19,152)	$(684)	$(62,011)	$(45,692)

Diluted net loss per common share, as reported	$(0.76)	$(1.88)	$(2.24)	$(3.90)
Impact of selected items	(0.40)	1.84	(1.53)	1.12
Diluted net loss per common share, excluding selected items (2)(3)	$(1.16)	$(0.04)	$(3.77)	$(2.78)

Net cash provided by operating activities	$(11,819)	$6,686	$39,090	$35,355
Changes in working capital	15,621	15,186	(3,443)	5,786
Cash flow from operations before changes in working capital	3,802	21,872	35,647	41,141
Cash components of selected items	(126)	2,611	1,344	6,012
Income tax effect of selected items	—	—	—	—
Cash flows from operations before changes in working capital, adjusted for selected items (1)	$3,676	$24,483	$36,991	$47,153

(1)	Amount reflects net (loss) income available to common stockholders on a diluted basis for earnings per share purposes as calculated using the two-class method of computing earnings per share which is further described in Note 14, Earnings Per Share in our Form 10-K for the year ended December 31, 2025.
(2)	Net (loss) income per share excluding selected items and cash flows from operations before changes in working capital adjusted for selected items are non-GAAP measures presented based on management's belief that they will enable a user of the financial information to understand the impact of these items on reported results. These financial measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income, earnings per share and cash flows from operations, as defined by GAAP. These financial measures may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.
(3)	The impact of selected items for the three months ended December 31, 2025 and 2024 were calculated based upon weighted average diluted shares of 16.5 million due to the net (loss) income available to common stockholders, excluding selected items.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024

Net income (loss), as reported	$1,795	$(22,202)	$11,879	$(31,882)
Impact of adjusting items:
Interest expense	6,987	6,135	28,835	29,009
Depletion, depreciation and accretion	11,603	14,155	52,144	52,926
Asset impairment	1,072	18,511	1,072	18,511
Stock-based compensation	—	12	48	152
Interest income	(414)	(278)	(2,260)	(2,122)
Loss on extinguishment of debt	—	7,489	—	7,489
Unrealized (gain) loss on derivatives contracts	(9,312)	1,648	(29,432)	(11,116)
Change in fair value of embedded derivative liability	—	(761)	—	(2,084)
Merger Termination Payment	—	(10,000)	—	(10,000)
Non-recurring charges (credits) and other	1,631	3,310	3,177	5,609
Adjusted EBITDA(1)	$13,362	$18,019	$65,463	$56,492

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net (loss) income. This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025

Net income (loss), as reported	$1,795	$(735)	$4,796	$6,023
Impact of adjusting items:
Interest expense	6,987	7,318	7,341	7,189
Depletion, depreciation and accretion	11,603	13,522	13,939	13,080
Asset impairment	1,072	—	—	—
Stock-based compensation	—	—	—	48
Interest income	(414)	(503)	(764)	(579)
Unrealized gain on derivatives contracts	(9,312)	(1,044)	(7,248)	(11,828)
Non-recurring charges and other	1,631	324	73	1,149
Adjusted EBITDA(1)	$13,362	$18,882	$18,137	$15,082

Adjusted LTM EBITDA(1)	$65,463

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net (loss) income. This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024

Net (loss) income, as reported	$(22,202)	$21,628	$(105)	$(31,203)
Impact of adjusting items:
Interest expense	6,135	6,873	7,610	8,391
Depletion, depreciation and accretion	14,155	12,533	13,213	13,025
Asset impairment	18,511	—	—	—
Stock-based compensation	12	5	36	99
Interest income	(278)	(509)	(634)	(701)
Loss on extinguishment of debt	7,489	—	—	—
Unrealized loss (gain) on derivatives contracts	1,648	(28,091)	(4,434)	19,761
Change in fair value of embedded derivative liability	(761)	41	(436)	(928)
Merger Termination Payment	(10,000)	—	—	—
Non-recurring charges and other	3,310	978	384	937
Adjusted EBITDA(1)	$18,019	$13,458	$15,634	$9,381

Adjusted LTM EBITDA(1)	$56,492

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net income (loss). This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.